Exhibit 99.1

Pier 1 Imports, Inc. Announces Fiscal 2015 December Sales

FORT WORTH, Texas--(BUSINESS WIRE)--January 8, 2015--Pier 1 Imports, Inc. (NYSE:PIR) today reported that company comparable sales for the five-week period ended January 3, 2015 increased 8.2% compared to the five-week period ended January 4, 2014.

“We are pleased with our December sales performance,” said Alex W. Smith, President and Chief Executive Officer. “Traffic to the brand was up nicely and sell-through on our holiday assortments was on plan. We are in the midst of our clearance efforts and beginning the transition to fresh spring looks in-store and online -- we believe the business is well-positioned as we head into the early spring selling season.”

Fourth Quarter and Full-Year Fiscal 2015 Financial Results

The Company will report fourth quarter and full-year fiscal 2015 results for the period ending February 28, 2015 on Wednesday, April 8, 2015 after the market close and will host a conference call that afternoon to discuss the results.

Financial Disclosure Advisory

Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. Any forward-looking projections or statements should be considered in conjunction with the cautionary statements and risks contained in the Company’s Annual Report on Form 10-K and other filings. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400